Exhibit 5.1

October 29, 2008

(213) 229-7000	C 04631-00005

AECOM Technology Corporation

555 South Flower Street, Suite 3700

Los Angeles, California 90071

Re:	AECOM Technology Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 (the “Registration Statement”), of AECOM Technology Corporation, a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the sale by the selling stockholders identified in the Registration Statement of up to 1,737,873 shares of the Company’s common stock (the “Common Stock”), par value $.01 per share (the “Shares”), issuable upon conversion of the Class Y shares (the “Class Y Shares”) of UMA Group Ltd., a corporation incorporated under the laws of the Province of Saskatchewan, Canada and a subsidiary of the Company, and Class YY shares (collectively with the Class Y Shares, the “Convertible Shares”) of UMA RRSPco Ltd., a corporation incorporated under the laws of the Province of British Columbia, Canada and a subsidiary of the Company.

We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below.  In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that the Shares, when issued against payment therefor and in accordance with the terms of the Convertible Shares, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof.  In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ GIBSON, DUNN & CRUTCHER LLP
GIBSON, DUNN & CRUTCHER LLP